Exhibit 99.1

    SWS Reports Second Quarter Results; Net Income Totaled $4.3 Million On
                           Revenues Of $72 Million

    DALLAS, Jan. 29 /PRNewswire-FirstCall/ -- SWS Group, Inc. (NYSE: SWS) today reported net income of $4.3 million, or diluted earnings per share (EPS) of 25 cents, on revenues of $72 million for the company's second quarter ended Dec. 31, 2003, compared with net income of $849,000, or diluted EPS of 5 cents, on revenues of $66.4 million in the prior year's second quarter.
    For the first half of fiscal 2004, SWS recorded revenues of $135.8 million, net income of $5.5 million and diluted EPS of 32 cents, compared with revenues of $132.1 million, net income of $539,000 and diluted EPS of 3 cents in the same period of the prior fiscal year.
    "We are very enthusiastic about the results achieved by our retail brokerage business reflecting the combination of our recent expansion of that business and improved market conditions," said Chief Executive Officer Donald
W. Hultgren. "In addition to increased commission revenue, we also saw significant growth in margin balances this quarter, indicating to us that investor confidence in the market has improved."
    Hultgren said SWS benefited from its diverse product lines as fixed income sales and trading showed nice gains.
    "We're going to continue our two-pronged focus on becoming a nationally recognized brokerage firm while growing our clearing business," he said. "We're seeing growth on both fronts."
    The quarter benefited from two significant events, including the sale of half of SWS Group's ownership interest in Archipelago, an electronic stock exchange, and the receipt of an additional 91,000 shares of the common stock of U.S. Home Systems, Inc. (Nasdaq: USHS) that had been held in escrow under the terms of a sales agreement.
    The Archipelago sale resulted in an after-tax gain of $587,000. The company retained an interest in the electronic stock exchange of 303,456 shares with a cost basis of zero. The additional U.S. Home Systems stock was issued in October 2003 after no material contingencies were found related to the operations of First Consumer Credit, LLC, a business that First Savings Bank (FSB) sold in October 2001. FSB, a wholly owned subsidiary of SWS Group, paid the shares to the parent company as a dividend, and they were recorded at fair market value resulting in an after-tax gain of $703,000. Including the additional shares, SWS owns 457,154 shares of USHS common stock.
    Fiscal-year-to-date transactions processed by Southwest Securities, Inc. for correspondent broker/dealers totaled 16.2 million compared with 13.6 million in the prior year period. Book value per share was $14.93 compared with $14.71 a year ago.
    SWS Group, Inc. is a Dallas-based holding company that offers a broad range of investment and financial services through its subsidiaries. The company's common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., First Savings Bank, SWS Financial Services, Inc., SWS Capital Corporation, and Southwest Insurance Agency.

    This release contains forward-looking statements regarding the company's future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

                           FINANCIAL TABLES FOLLOW


                         SWS GROUP, INC. AND SUBSIDIARIES
                  Consolidated Statements of Financial Condition
                       December 31, 2003 and June 27, 2003
               (In thousands, except par values and share amounts)

                                                   December           June
                                                  (Unaudited)
                   Assets
    Cash                                          $  156,882      $   74,706
    Assets segregated for regulatory purposes        353,574         441,184
    Marketable equity securities available for sale   10,551           5,599
    Receivable from brokers, dealers and
     clearing organizations                        3,037,298       2,488,008
    Receivable from clients, net                     397,937         297,238
    Loans held for sale, net                          81,378         201,265
    Loans, net                                       380,944         366,008
    Securities owned, at market value                122,896         122,693
    Goodwill                                           7,936           7,558
    Other assets                                      64,975          87,825
         Total assets                             $4,614,371      $4,092,084

         Liabilities and Stockholders' Equity
    Short-term borrowings                         $      ---      $      ---
    Payable to brokers, dealers and clearing
     organizations                                 2,909,310       2,405,427
    Payable to clients                               706,232         705,474
    Deposits                                         529,792         528,515
    Securities sold, not yet purchased,
     at market value                                  74,988          40,620
    Drafts payable                                    31,676          29,331
    Advances from Federal Home Loan Bank              18,827          49,885
    Other liabilities                                 76,456          73,953
    Exchangeable subordinated notes                   10,311           7,284
         Total liabilities                         4,357,592       3,840,489

    Minority interest in consolidated subsidiaries     2,154           1,822

    Stockholders' equity:
       Preferred stock of $1.00 par value.
        Authorized 100,000 shares; none issued           ---             ---
       Common stock of $.10 par value.
        Authorized 60,000,000 shares, issued
        17,803,611 outstanding 17,051,380 shares at
        December 31, 2003 issued 17,707,998 and
        outstanding 16,957,287 shares at
        June 27, 2003                                  1,780           1,770
       Additional paid-in capital                    245,795         243,683
       Retained Earnings                               3,587           1,217
       Accumulated other comprehensive income
        - unrealized holding gain (loss), net of tax  13,925          12,673
       Deferred compensation, net                        687           1,549
       Treasury stock (752,231 shares at
        December 31, 2003 and 750,711 shares at
         June 27, 2003, at cost)                     (11,149)        (11,119)
           Total stockholders' equity                254,625         249,773
    Commitments and contingencies
      Total liabilities and stockholders' equity  $4,614,371      $4,092,084


                         SWS GROUP, INC. AND SUBSIDIARIES
            Consolidated Statements of Income and Comprehensive Income
          For the three and six months ended December 31, 2003 and 2002
                (In thousands, except per share and share amounts)
                                   (Unaudited)

                                     For the Three Months  For the Six Months
                                            Ended                 Ended
                                         December 31,         December 31,
                                       2003       2002       2003       2002
    Net revenues from clearing
     operations                       $5,009     $4,864    $10,285    $10,174
    Commissions                       26,469     22,519     48,327     40,669
    Interest                          23,739     24,194     48,142     49,011
    Investment banking, advisory
     and administrative fees           5,902      7,025     11,947     13,995
    Net gains on principal
     transactions                      6,072      2,804      9,525      9,566
    Other                              4,827      4,950      7,562      8,730
         Total revenue                72,018     66,356    135,788    132,145

    Commissions and other
     employee compensation            36,432     33,184     69,052     64,175
    Interest                           8,423     10,348     16,592     21,128
    Occupancy, equipment and
     computer service costs            7,145      7,915     14,509     16,744
    Communications                     3,293      3,869      6,388      7,852
    Floor brokerage and clearing
     organization charges              1,681      1,755      3,449      3,537
    Advertising and promotional          938        961      1,709      1,708
    Other                              7,343      7,034     15,216     15,943
         Total expense                65,255     65,066    126,915    131,087

    Income before income tax expense
     and minority interest in
     consolidated subsidiaries         6,763      1,290      8,873      1,058
    Income tax expense                 2,286        325      2,813         74

    Income before minority interest
     in consolidated subsidiaries      4,477        965      6,060        984
    Minority interest in consolidated
     subsidiaries                       (221)      (116)      (521)      (445)

    Net income                         4,256        849      5,539        539
    Net income (loss) recognized
     in other comprehensive income,
     net of tax                          359        310      1,252        (70)

    Comprehensive income              $4,615     $1,159     $6,791       $469

    Earnings per share - basic
      Net income                       $0.25      $0.05      $0.33      $0.03
      Weighted average shares
       outstanding - basic        17,041,885 16,915,491 17,022,322 17,018,241

    Earnings per share - diluted
      Net income                       $0.25      $0.05      $0.32      $0.03
      Weighted average shares
       outstanding - diluted      17,249,984 16,922,640 17,228,830 17,030,219

SOURCE  SWS Group, Inc.
    -0-                             01/29/2004
    /NOTE TO EDITORS: A Company background is available upon request. Please call the contact./
    /CONTACT: Jim Bowman, Vice President - Corporate Communications of SWS Group, Inc., +1-214-859-9335, or jbowman@swst.com /
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20010628/DATH004LOGO
                      AP Archive:  http://photoarchive.ap.org
                      PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.swsgroupinc.com /
    (SWS USHS)

CO:  SWS Group, Inc.; U.S. Home Systems, Inc.
ST:  Texas
IN:  FIN
SU:  ERN